EXHIBIT 4.3






                             TRIARC COMPANIES, INC.

                                STOCK OPTION PLAN
                             FOR CABLE CAR EMPLOYEES


            WHEREAS, pursuant to the Agreement and Plan of Merger dated June 24, 1997, as amended (the "Merger Agreement"), by and among Triarc Companies, Inc., a Delaware corporation (the "Company"), CCB Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Mergerco") and Cable Car Beverage Corporation ("Cable Car"), relating to the merger of Mergerco with and into Cable Car (the "Merger"), each option (the "Cable Car Optionee") exercisable for shares of Cable Car's common stock, par value $.01 per share, issued pursuant to stock option agreements between such holder and Cable Car (the "Cable Car Options") at the effective time of the Merger, which occurred on November 25, 1997 (the "Effective Time"), by virtue of the Merger and without any action on the part of the holder thereof, was assumed by the Company and became and represented an option exercisable for shares of the Company's Class A Common Stock, par value $.10 per share (the "Replacement Options");

            WHEREAS, (i) the exercise price of the shares issuable upon exercise of a Replacement Option shall be determined by dividing the exercise price of the applicable Cable Car Option by 0.1722, (ii) the number of shares issuable upon exercise of a Replacement Option shall be determined by multiplying the number of shares issuable upon exercise of the applicable Cable Car Option by 0.1722, (iii) all of the Replacement Options are immediately exercisable and
(iv) each Replacement Option has the same expiration date as the Cable Car Option it is replacing;

            WHEREAS, the Company wishes to adopt this Plan to evidence the Replacement Options;

            NOW, THEREFORE,

            SECTION 1. PURPOSE. The purpose of this Triarc Companies, Inc. Stock Option Plan for Cable Car Employees is to promote the interests of Cable Car and the Company and their stockholders by enabling the Cable Car Optionees to participate in the long-term growth and financial success of the Company and Cable Car.

            SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:







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            "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

            "Award Agreement" shall mean an agreement, contract or other instrument evidencing an Option hereunder.

            "Cable Car Award Agreement" shall mean each Agreement, contract, or other instrument or document evidencing a Cable Car Option, which, as a result of the Merger was assumed by the Company and became a Replacement Option Award Agreement.

            "Board" shall mean the Board of Directors of the Company.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Committee" shall mean the compensation committee of the Board, the Performance Compensation Subcommittee or such other committee or subcommittee of the Board as may be designated by the Board to administer the Plan.

            "Common Stock" shall mean the Company's Class A Common Stock, par value $.10 per share.

            "Company" shall mean Triarc Companies, Inc., together with any successor thereto.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" shall mean, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to the Shares, as of any date, (i) the closing price per Share as reported on the composite tape for securities traded on the New York Stock Exchange for such date (or if not then trading on the New York Stock Exchange, the closing price per Share on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.







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            "Option" shall mean a right to purchase Shares from the Company pursuant to the Plan.

            "Participant" shall mean any Cable Car Optionee whose Cable Car Option became a Replacement Option as a result of the Merger and is eligible to participate in the Plan pursuant to Section 5 hereof.

            "Person" shall mean any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

            "Plan" shall mean this Triarc Companies, Inc. Stock Option Plan for Cable Car Employees.

            "Replacement Option Award Agreements" shall mean those Cable Car Award Agreements that were assumed by the Company pursuant to the Merger and evidence the Replacement Options.

            "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

            "SEC" shall mean the Securities and Exchange Commission or any successor thereto, and shall include the Staff thereof.

            "Shares" shall mean the common shares of the Company, $.10 par value, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

            "Subsidiary" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee

            SECTION 3. ADMINISTRATION. (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Replacement Option Award Agreements and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) determine the terms and conditions of any Option; (ii) determine whether, to what extent and under what circumstances Options may be canceled, forfeited or suspended and the method or methods by which Options may be settled, exercised, canceled, forfeited or suspended; (iii) interpret, administer reconcile






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any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or Agreement relating to, or Option made under, the Plan;
(iv) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

            (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Option and any shareholder.

            (c) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option hereunder.

            SECTION 4.  SHARES AVAILABLE FOR OPTIONS.

            (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Options may be granted under the Plan shall be 154,931.

            (b) ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted,
(ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options, and (iii) the exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option in consideration for the cancellation of such Option in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Options over the aggregate exercise price of such Option.







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            (c) SOURCES OF SHARES DELIVERABLE UNDER OPTIONS. Any Shares
delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares or of Shares purchased on the open market.

            SECTION 5. ELIGIBILITY. Any Cable Car Optionee who was a holder of a Cable Car Option immediately prior to the Effective Time of the Merger and who received a Replacement Option (which has not been exercised or expired prior to the Effective Date) shall be a Participant under the Plan.

            SECTION 6.  STOCK OPTIONS.

            (a) OPTIONS. The Replacement Options issued hereunder shall have the following terms and conditions: (i) the exercise price of the Replacement Options will be determined pursuant to Section 6(b) below, (ii) the number of Shares issuable upon exercise of each Replacement Option shall be determined by multiplying the number of Shares issuable upon exercise of the applicable Cable Car Option by 0.1722 (with the result of such calculation rounded to the nearest whole number), (iii) all Replacement Options shall be fully vested and exercisable pursuant to the Merger, and (iv) each Replacement Option shall have the same expiration date as the Cable Car Option it is replacing.

            (b) EXERCISE PRICE. The exercise price of a Replacement Option shall be determined by dividing the exercise price of the Cable Car Option as set forth in the applicable Cable Car Award Agreement by 0.1722 (with the result of such calculation rounded to the nearest whole cent).

            (c) EXERCISE. Each Replacement Option shall be exercisable at such times and subject to such terms and conditions as specified in the applicable Cable Car Award Agreement or thereafter (taking into account the acceleration of vesting as a result of the Merger). The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

            (d) PAYMENT. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made in cash or by check.

            SECTION 7.  AMENDMENT AND TERMINATION.

            (a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; PROVIDED that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or






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regulatory requirement applicable to the Plan; and PROVIDED, FURTHER, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

            (b) AMENDMENTS TO OPTIONS. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively; PROVIDED that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

            (c) ADJUSTMENT OF OPTIONS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

            SECTION 8.  GENERAL PROVISIONS.

            (a) NONTRANSFERABILITY. Each Option shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative and no Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

            (b) NO RIGHTS TO OPTIONS. No Participant or other Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Options. The terms and conditions of Options and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).







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            (c) SHARE CERTIFICATES. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (d)  WITHHOLDING.

                  A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Option, from any payment due or transfer made under any Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Option or other property) of any applicable withholding taxes in respect of an Option, its exercise, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

            (e) AWARD AGREEMENTS. Each Cable Car Award Agreement has been assumed by the Company, as amended pursuant to the Merger Agreement, and as provided for herein.

            (f) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

            (g) NO RIGHT TO EMPLOYMENT. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Cable Car Award Agreement or Award Agreement.

            (h) NO RIGHTS AS SHAREHOLDER. Subject to the provisions of the applicable Option, no Participant or holder or beneficiary of any Option shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.






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            (i) GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

            (j) SEVERABILITY. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

            (k) OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Option granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal and any other applicable securities laws.

            (l) NO TRUST OR FUND CREATED. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

            (m) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

            (n) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed






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in any way material or relevant to the construction or interpretation of the
Plan or any provision thereof.

            SECTION 10.  TERM OF THE PLAN.

            (a) EFFECTIVE DATE. The Plan shall be effective as of November 25, 1997 (the "Effective Date").

            (b) EXPIRATION DATE. The Plan shall remain in effect until all Options hereunder have been exercised or expire. No Option shall be granted under the Plan after the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Cable Car Award Agreement, any Option evidenced hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option shall, continue until all Options evidenced hereunder have been exercised or expire.